[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                          October 15, 2003


Ellsworth Convertible Growth and Income Fund, Inc.
65 Madison Avenue, Suite 550
Morristown, NJ  07960

                  Re: Ellsworth Convertible Growth and Income Fund, Inc. Registration Statement on Form N-2
                        --------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Ellsworth Convertible Growth and Income Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Company") and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, management investment company.

         This opinion is given in connection with the filing by the Company of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 under the Securities Act of 1933, as amended, and Amendment No. 10 to such Registration Statement under the 1940 Act (collectively, the "Registration Statement") relating to the registration and issuance by the Company of up to 1,754,826 shares of the Company's common stock, par value $.01 per share (the "Shares"), pursuant to the exercise of rights to purchase Shares to be distributed to the stockholders of the Company in accordance with the Company's Registration Statement.

         In connection with our giving this opinion, we have examined copies of the Company's Amended and Restated Articles of Incorporation, as amended, and resolutions of the Board of Directors adopted July 17, 2003 and October 6, 2003, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. We have also examined the prospectus for the Company, which is included in the Registration Statement, substantially in the form in which it is to become effective (the "Prospectus"). As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.

         Based on the foregoing, we are of the opinion that the Shares to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as described in the Prospectus, will be validly issued, fully paid and nonassessable.

Ellsworth Convertible Growth and Income Fund, Inc.
October 15, 2003
Page 2

         We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the Maryland General Corporation Law.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,


                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP